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                                                                 EXHIBIT 10(b)


                    WASHINGTON REAL ESTATE INVESTMENT TRUST
                             1991 STOCK OPTION PLAN
                                   AS AMENDED


         1. Purpose. This 1991 Stock Option Plan ("Plan") is intended to provide incentive to selected officers of Washington Real Estate Investment Trust (the "Trust") and to persons who are otherwise designated by the Committee (described in Section 2) as key employees of the Trust by providing those individuals with opportunities to purchase shares of beneficial interest of the Trust ("Shares") under (a) incentive stock options ("Incentive Stock Options") as such term is defined in Section 422(b) of the Internal Revenue Code of 1986, as amended ("Code") and (b) other stock options ("Nonqualified Stock Options"). (Incentive Stock Options and Nonqualified Stock Options shall be referred to collectively as "Options".) The Plan is intended to be a successor plan to the Trust's Incentive Stock Option Plan approved by the shareholders of the Trust in 1982 and thereafter amended from time-to-time.

         2. Administration. The Plan shall be administered by the Board of Trustees of the Trust (the "Board"), provided that a majority of the members of the Board and a majority of the trustees acting on any Option grant are "disinterested persons." However, the Board, in its sole discretion, may at any time delegate its administrative authority hereunder to a committee of Trustees (the "Committee") who shall be selected by the members of the Board, provided that the Committee shall be composed of three or more trustees and all of the members of the Committee are "disinterested persons." For purposes of this Plan, a trustee shall be deemed to be a "disinterested person" only if such trustee qualifies as a "disinterested person" within the meaning of Securities Exchange Act Rule 16b-3 and the interpretations thereto (excluding the 1991 amendments to such rule). The Board (or the Committee, if applicable) shall have authority, subject to the terms of the Plan, to determine the individuals to whom Options shall be granted, the number of Shares to be covered by each Option, the designation of an Option as an Incentive Stock Option or as a Nonqualified Stock Option, the purchase price of the Shares covered by each Option, the time or times at which Options shall be granted, and the terms and provisions of the instruments by which Options shall be evidenced; to interpret the Plan; and to make all determinations necessary or advisable for the administration of the Plan subject to the requirements of the first sentence of this Section, business shall be transacted by a majority vote of the members of the Board (or the Committee) and a decision or determination reduced to writing and signed by the members of the Board (or the Committee) shall be fully effective as if it had been made by a vote at a meeting duly called and held. No member of the Board (or the Committee) shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under the Plan.

         3. Eligibility. Options may be granted for the benefit of employees of the Trust. The fact that an employee is a Trustee of the Trust shall not make him/her ineligible for an Option grant. Granting of any Option to an employee shall neither entitle such employee to, nor disqualify him/her from, participation in any other grant of Options.
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         4.      Shares.  The shares as to which Options may be granted shall be shares of beneficial interest of the Trust. When Options are exercised, the Trust may either issue unissued Shares or transfer issued Shares held in its treasury. The total amount of shares which may be granted under the Plan shall not exceed 1,515,241.5 Shares (as adjusted for a 3 for 2 stock split effective May 29, 1992 and subject to further adjustment as provided in Section 7). In the event that any outstanding Option under the Plan for any reason expires or is terminated prior to the end of the period during which Options may be granted, the Shares allocable to the unexercised portion of such Option may again be subject in full or in part to any Option under the Plan.

         5. Granting of Options. Options may be granted under the Plan at any time prior to June 25, 2001. The date of grant of an Option under the Plan will be the date on which the Option is awarded by the Board. In granting such Options, the Committee shall bear in mind that the Plan is designed to retain key employees and to reward such key employees for their dedication and loyalty to the Trust. Therefore, it is the Committee's expectation and desire that Shares obtained through the exercise of Options will generally be retained by such key employees during their period of employment with the Trust so that such individuals will enjoy the benefits and the ongoing incentive which is provided through equity ownership in the Trust.

         6. Terms and Conditions of Options. Options shall be evidenced by instruments in such form as the Board may from time-to-time approve. Such instruments shall conform to the following terms and conditions:

                 (a) Option Price. The Option price per Share for Options which are Incentive Stock Options shall not be less than the fair market value of a Share on the day the Option is granted. The Option price for Options which are Nonqualified Stock Options shall not be less than the fair market value of a Share on the day the Option is granted. The "fair market value" of a Share shall be determined as the price equal to the mean of the highest and lowest selling prices for a Share on the stock exchange on which the Shares are traded as of the day the Option is granted. The Option price of any Share as to which an Option is exercised shall, upon delivery of the Shares, be paid in full in cash, by check or by delivery of Shares already owned by the holder of the Option (at the current fair market value of such Shares).

                 (b) Term of Options. Each Option shall expire no later than the tenth anniversary of the date of its grant.

                 (c) Exercisability. Each Option may be exercisable on grant or may become exercisable in one or more installments at the time or times provided in the instrument evidencing the Option, as the Board (or the Committee) shall determine.





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                 The holder of an Option shall have none of the rights or
         privileges of a shareholder with respect to the Shares issuable upon the exercise of the Option until certificates representing such Shares shall have been issued and delivered to him/her upon the exercise of his/her Option.

                 The Trust shall make delivery of such Shares within a reasonable period of time, provided, however, that if any law, regulation, or agreement requires the Trust to take any action with respect to such Shares before the issuance thereof, then the date of delivery of such Shares shall be extended for the period necessary to take such action.

                 (d) Termination of Employment. If an Optionee ceases to be employed by the Trust other than by reason of death, termination for cause or retirement on or after attaining age sixty-five (65), any Option or unexercised portion thereof granted to him/her (whether or not otherwise currently exercisable) shall terminate three (3) months after the date of such termination of employment, but in no event later than the date of expiration of the Option. If an Optionee ceases to be employed by the Trust due to termination of his/her employment for cause, the Option or unexercised portion thereof (whether or not otherwise currently exercisable) shall terminate as of the date of such termination of employment. If an Optionee ceases to be employed by the Trust due to retirement on or after attaining age sixty-five (65), the Option shall continue in accordance with its terms and shall expire on its normal date of expiration unless previously exercised. However, any Incentive Stock Option shall cease to be an Incentive Stock Option upon the expiration of three (3) months from the date of the Optionee's retirement and shall thereafter be treated as a Nonqualified Stock Option.

                 (e) Death. If an Optionee dies, any Option of the deceased Optionee shall continue in accordance with its terms, may be exercised, to the extent of the number of Shares with respect to which he/she could have exercised the Option on the date of his/her death, by his/her estate, personal representative or beneficiary who acquires the Option by will or by the laws of descent and distribution, and shall expire on its normal date of expiration unless previously exercised.

                 (f) Assignability. No Option shall be assignable or transferable by the Optionee except by will or the laws of descent and distribution, and during the lifetime of the Optionee, each Option shall be exercisable only by the Optionee or the Optionee's guardian or legal representative. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of an Option or any of the rights of the Optionee thereunder (other than by will or the laws of descent and





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         distribution), such Option shall immediately become null and void and the rights and privileges of the Optionee thereunder shall immediately terminate.

                 (g) Withholding. The Trust's obligation to deliver Shares upon the exercise of any Option shall be subject to applicable federal, state and local tax withholding requirements.

                 (h) Limit. Incentive Stock Options shall not be granted to any employee to the extent that the grant of such Options to such employee would otherwise cause the aggregate fair market value (as determined at the time each Incentive Stock Option is granted) of the Shares subject to Incentive Stock Options held by such employee which first become exercisable during a particular calendar year to exceed $100,000; provided that such limitation shall be increased to any greater amount permitted by the Code from time-to-time.

                 (i) Number of Shares Subject to Each Option and Nature of Each Option. The Committee shall determine in its sole discretion, the number of shares subject to each Option granted to each selected employee. In addition, at the time of the grant of each Option, the Committee shall determine whether such Option is to be designated as an Incentive Stock Option or as a Nonqualified Stock Option.

                 Instruments evidencing Options may contain such other provisions, not inconsistent with the Plan, as the Board deems advisable.
Among those provisions may be a requirement that the Optionee represent to the Trust in writing, when an Option is granted or when he/she purchases Shares on its exercise, that he/she is accepting such Option or purchasing such Shares (unless they are then covered by a registration statement under the Securities Act of 1933), for his/her own account for investment only. All shares which are not registered under the Securities Act of 1933 at the time of the exercise of any Option shall be, at the direction of the Board and upon advice of counsel to the Trust, marked with an appropriate legend restricting their transfer to insure compliance with said Act.

         7. Capital Adjustments. The number and price of the Shares covered by each Option and the total number of Shares that may be granted under the Plan shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Board, any stock dividends, stock split or share combination of the Shares or recapitalization of the Trust. To the extent deemed equitable and appropriate by the Board, subject to any required action by shareholders, in any merger, consolidation, reorganization, liquidation or dissolution, any Option granted under the Plan shall pertain to the securities and other property to which a holder of the number of Shares covered by the Option would have been entitled to receive in connection with such event.





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                 Upon the dissolution or liquidation of the Trust, each Option granted under the Plan shall terminate; but the Optionee shall have the right, immediately prior to such dissolution or liquidation, to exercise his/her Option in full to the extent not theretofore exercised regardless of any provision in the Option contract providing for the deferment of the exercise thereof.

         8. Indemnification of Board. In addition to such other rights of indemnification as they may have as members of the Board, the members of the Board shall be indemnified by the Trust against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan, or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Trust) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith. Upon the institution of any such action, suit or proceeding a Board member shall notify the Trust in writing, giving the Trust an opportunity, at its own expense, to handle and defend the same before such Board member undertakes to handle it on his/her own behalf.

         9. Term and Amendment of Plan. The Plan shall expire on June 25, 2001 (except as to Options outstanding on that date). The Plan may be terminated or amended with the approval of the shareholders of the Trust, or by the Board as provided below.

                 The Board by majority vote and without shareholder approval may terminate the Plan and at any time and from time-to-time amend the Plan in such respects as it shall deem advisable to conform to any change in the law or for any other purpose, but shall not have the authority to change:

                 (a) the maximum number of Shares for which Options may be granted under the Plan (except by operation of the adjustment provision of the Plan); or

                 (b) the periods during which Options may be granted or exercised; or

                 (c) the provisions so as to materially increase the benefits accruing to participants under the Plan.


                 The amendment of the Plan shall not, without the written consent of the employee, affect his/her rights under an Option theretofore granted to him/her.





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